                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                  FORM 8-K/A-1

                           Amendment No. 1 to Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 25, 1996
                                                   --------------

                        Spanish Broadcasting System, Inc.
- -------------------------------------------------------------------------------
             (Exact name of the Registrant as specified in charter)


                                    Delaware
- -------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


        33-82114                                          13-3827791
- -------------------------------------------------------------------------------
(Commission File Number)                      (IRS Employer Identification No.)


               26 West 56th Street, New York, New York    10019
- -------------------------------------------------------------------------------
              (Address of principal executive offices)  (Zip Code)


Company's telephone number, including area code:   212/541-9200
                                                   ------------

                                 Not Applicable
- -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


- -------------------------------------------------------------------------------

                       See List of Additional Registrants

- -------------------------------------------------------------------------------


                    Page 1 of    sequentially numbered pages

- -----------------------------------------------------------------------------------------------------------------------------
                   Name                            State or                   Primary                 I.R.S. Employer
                                                     Other                    Standard                 Identification
                                                 Jurisdiction                Industrial                    Number
                                                      of                   Classification
                                                 Incorporation                 Number
- -----------------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting                              New Jersey                    4832                     13-3181941
System, Inc...............................
- -----------------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting                              California                    4832                     92-3952357
System of California, Inc.................
- -----------------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting                                Florida                     4832                     58-1700848
System of Florida, Inc....................
- -----------------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting                               New York                     4832                     13-3570696
System of New York, Inc.
Alarcon Holdings, Inc.....................         New York                     6512                     13-3475833
- -----------------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting                               New York                     4899                     13-3511101
System Network, Inc.......................
- -----------------------------------------------------------------------------------------------------------------------------
SBS Promotions, Inc.......................         New York                     7999                     13-3456128
- -----------------------------------------------------------------------------------------------------------------------------
SBS of Greater New York,                           New York                     4832                    Application
Inc.......................................                                                                Pending
- -----------------------------------------------------------------------------------------------------------------------------

Item 1.         Changes in Control of the Company.

                Not applicable.

Item 2.         Acquisition or Disposition of Assets.

                On March 25, 1996, SBS of Greater New York, Inc., a New York corporation ("SBS-GNY"), an indirect wholly-owned subsidiary of Spanish Broadcasting System, Inc., a Delaware corporation (the "Company"), acquired from Park Radio of Greater New York, Inc. ("Park Radio") substantially all of the tangible and intangible assets owned or held by Park Radio and used or useful in the business or operations of radio station WPAT-FM, serving the New York metropolitan area. The assets acquired included, among other things: (a) personal property, including studio and transmission equipment; (b) licenses, permits and other authorizations including those licenses issued by the Federal Communications Commission (the "FCC") in connection with the business and operations of radio station WPAT-FM; (c) leaseholds, including the leasehold for the transmitter site for radio station WPAT-FM; (d) assumed contracts; and (e) intangibles. The purchase price for the assets was approximately $84.6 million, which reflects operations under the interim agreement with Park Radio described below. The purchase price was determined by arms-length negotiation between the Company and Park Radio, which are not affiliated with each other. The purchase price was paid in cash. Approximately $78.6 million of the purchase price was paid in cash at the closing of the acquisition on March 25, 1996, with the balance having been paid (in part) to Park Radio in advance and held (in part) in escrow by a third party for the benefit of Park Radio pending the closing. SBS-GNY has been operating radio station WPAT-FM under an interim agreement with Park Radio since January 20, 1996, when the format of this radio station was changed from English language soft rock music to adult contemporary Spanish language music format.

                The acquisition was financed with (i) $72.5 million of proceeds from the sale in a private placement of 37,500 shares of the Company's Series A Exchangeable Preferred Stock, par value $.01 per share, and liquidation value of $1,000 per share ("Exchangeable Preferred Stock"), $35.0 million of the Company's 12 1/4% Senior Secured Notes due 2001 (the "Senior Secured Notes"), and primary warrants to purchase 45,557 shares of the Company's Class A Common Stock, par value $.01 per share, exercisable no later than June 29, 1998 (the "Primary Warrants"); and the (ii) balance with cash on hand (collectively, the "Acquisition Financing").

                 The Exchangeable Preferred Stock is entitled to dividends at the rate of 12.75% per annum payable quarterly with the dividend rate increasing by 0.25% for each period of three months from March 25, 1995 through March 24, 1997 and 0.50% for each period of three months thereafter, provided that the dividend rate will at no time exceed 15.25%. During the first three years dividends may be paid in cash or in additional shares of Exchangeable Preferred Stock. Exchangeable Preferred Stock may be exchanged, at the option of the holders for Senior Secured Notes. The Company is required to redeem the Exchangeable Preferred Stock on December 1, 2002 and may redeem such stock at 100% of its liquidation value at any time on or before September 24, 1997 and at any time after March 25, 1998. Between September 25, 1997 and March 25, 1998, the Company may redeem Exchangeable Preferred Stock at a premium ranging from 105% to 101% of the liquidation value of such stock.

                The Senior Secured Notes are secured by all of the proceeds from any disposition of the FCC licenses for WPAT-FM and a pledge of the capital stock of SBS-GNY and are guaranteed by each of the Company's subsidiaries. The Senior Secured Notes are due on June 1, 2001 and bear interest at the rate of 12.25% per annum payable quarterly, with the interest rate increasing by 0.25% for each three month period from March 25, 1996 to March 24, 1997, and 0.50% for each period of three months thereafter, provided that the interest rate on the Senior

Secured Notes may not exceed 14.75% per annum. Until March 24, 1998, interest on the Senior Secured Notes may be paid in cash or in additional Senior Secured Notes. The Company may redeem all of the Senior Secured Notes at 100% of their face amount at any time on or before September 24, 1997 and at any time after March 25, 1998. Between September 25, 1997 and March 25, 1998, the Company may redeem Senior Secured Notes at a premium ranging from 105% to 101% of the face amount of such notes. Notwithstanding the foregoing, the Senior Secured Notes may not be redeemed until all of the Exchangeable Preferred Stock is redeemed or exchanged into Senior Secured Notes. The Senior Secured Notes were issued under and pursuant to an Indenture dated as of March 25, 1996 (the "Secured Note Indenture") among the Company, the Guarantors named therein and IBJ Schroder Bank & Trust Company, as Trustee. Among other things, the Secured Note Indenture provides that the Company sell certain non-strategic assets and use the net proceeds from the sales, if they take place, first, to offer to redeem the Company's outstanding 12 1/2% Senior Notes due 2002 (the "12 1/2% Senior Notes") issued under and pursuant to Indenture dated as of June 29, 1994 (the "12 1/2% Senior Note Indenture") by and among the Company, the Guarantors named therein and IBJ Schroder Bank & Trust Company, as Trustee, second, to redeem the Exchangeable Preferred Stock, third to offer to redeem the Senior Secured Notes, and thereafter as permitted in the Secured Note Indenture. While the Senior Secured Note Indenture and the terms of the Exchangeable Preferred Stock contain covenants similar to the covenants contained in the 12 1/2% Senior Note Indenture, including an obligation of the Company to offer to redeem the Senior Secured Notes and the Exchangeable Preferred Stock upon a Change of Control (as defined in the Secured Note Indenture and the Certificate of Designation relating to the Exchangeable Preferred Stock, respectively), the Senior Secured
Note Indenture also prohibits the Company from incurring additional indebtedness (other than $5.0 million of indebtedness for working capital and $5.0 million of additional purchase money indebtedness) as long as there remains outstanding Senior Secured Notes and Exchangeable Preferred Stock having a face amount and liquidation value, as the case may be, aggregating $40.0 million or more.

                The Company may repurchase the Primary Warrants at prices ranging from $182.70 to $439.38 per Warrant before March 25, 1998, if no Exchangeable Preferred Stock and no Senior Secured Notes are outstanding on the date of such repurchase. The Company also agreed to issue warrants to purchase 10% of the Company's Class A Common Stock on a fully diluted basis (the "Contingent Warrants") exercisable at any time before March 24, 2007 for an aggregate purchase price of $5.0 million, if on March 25, 1997, 1998 or 1999, the sum of the aggregate liquidation value of the Exchangeable Preferred Stock and the accreted value of the Senior Secured Notes exceeds the sum of $50.0 million plus the accreted value of any 12 1/2% Senior Notes that have theretofore been repurchased, redeemed or otherwise retired by the Company. The Company is entitled to repurchase the Contingent Warrants and shares issuable upon the exercise thereof for $5.0 million in the aggregate if the Company has redeemed or repurchased in full all of the Secured Senior Notes and Exchangeable Preferred Stock prior to the first anniversary of the issuance of the Contingent Warrant.

                As part of the private placement of securities, the Company agreed to register the Senior Secured Notes and Exchangeable Preferred Stock by September 27, 1997. In addition, under certain circumstances, the holders of the Senior Secured Notes, Exchangeable Preferred Stock, Primary Warrants and Contingent Warrants (as defined below) may require the Company to register these securities.

                The consent of holders of a majority in aggregate principal amount of the 12 1/2% Senior Notes was sought and obtained in connection with the creation and issuance of the Senior Secured Notes and the Exchangeable Preferred Stock and the execution and delivery of the First Supplemental Indenture dated as of March 25, 1996 by and among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as Trustee, which amends various provisions of the 12 1/2% Senior Note Indenture.

                CIBC Wood Gundy Securities Corp. served as Financial Advisor to and Placement Agent for the Company in connection with the solicitation of consents from the holders of 12 1/2% of Senior Notes and the private placement of the Senior Secured Notes Exchangeable Preferred Stock and Primary Warrants for which it will be paid an aggregate of approximately $2.5 million, of which $2.1 million has been paid. Walter F. McLallen IV, a Director of the Company is a Managing Director of CIBC Wood Gundy Securities Corp.

Item 3.         Bankruptcy or Receivership.

                         Not Applicable.

Item 4.         Changes in Company's Certifying Accountant.

                         Not Applicable.

Item 5.         Other Events.

                         Not Applicable.

Item 6.         Registration of Company's Directors.

                         Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                (a)  Financial Statements of Businesses Acquired.

                PARK RADIO OF GREATER NEW YORK, INC.

                Independent Auditors' Report

                Balance Sheets at December 31, 1994 and 1995

                Statements of Operations and Accumulated Deficit for each of the years in the two-year period ended December 31, 1994 and the period from January 1, 1995 to May 10, 1995 and the period from May 11, 1995 to December 31, 1995.

                Statements of Cash Flows for each of the years in the two-year period ended December 31, 1994 and the period from January 1, 1995 to May 10, 1995 and the period from May 11, 1995 to December 31, 1995

                Notes to Financial Statements

                Financial statement schedule for each of the years in the three-year period ended December 31, 1995

                Schedule II Valuation and qualifying accounts.

                Balance Sheet at March 31, 1996 (unaudited)

                Condensed Statements of Operations and Accumulated Deficit for the three months ended March 31, 1995 and 1996 (unaudited)

                Condensed Statements of Cash Flows for each of the three months ended March 31, 1995 and 1996 (unaudited)

                Notes to Condensed Financial Statements

                (b)      Pro Forma Financial Information

                The unaudited pro forma combined statement of operations data for the six months ended March 31, 1996 is presented as if, at the beginning of the period, the Company had completed the WPAT-FM acquisition and the net proceeds from the Acquisition Financing together with $13.5 million of cash on hand and a $3 million deposit held in escrow were used to finance the acquisition of WPAT-FM.

                The unaudited pro forma combined statement of operations data for the fiscal year ended September 24, 1995 is presented as if, at the beginning of the period, the Company had completed the WPAT-FM acquisition and the net proceeds from the Acquisition Financing together with $16.5 million of cash on hand were used to finance the acquisition of WPAT-FM.

                In the opinion of management, all adjustments necessary to present fairly this pro forma information have been made.

                The pro forma combined financial statements should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto as of and for the fiscal year ended September 24, 1995, included in the Company's 1995 Form 10-K, the Company's Condensed Consolidated Financial Statements and the Notes thereto as of and for the three months and six months ended March 31, 1996, included in the Company's March 1996
                Form 10-Q and the Financial Statements and Notes thereto of Park Radio of Greater New York, Inc., for the years ended December 31, 1993, 1994 and 1995, and the three months ended March 31, 1966, included elsewhere in this filing. The pro-forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.

                Pro Forma Combined Statement of Operations for the six months ended March 31, 1996

                Pro Forma Combined Statement of Operations for the fiscal year ended September 24, 1995

                (c)  Exhibits
                     --------
                *        3.1.1             Amended and Restated Certificate of
                                           Incorporation of Spanish Broadcasting
                                           System, Inc., a Delaware corporation
                                           (the "Company").

                *        3.2               Certificate of Designation of Series
                                           A Exchangeable Preferred Stock

                *        3.9.1             Certificate of Incorporation of SBS
                                           of Greater New York, Inc. ("SBS-GNY")

                *        3.9.2             By-laws of SBS-GNY


                *        4.2.2             First Supplemental Indenture dated as
                                           of March 25, 1996 to Indenture dated
                                           as of June 29, 1994 among the
                                           Company, the Guarantors named therein
                                           and IBJ Schroder Bank & Trust
                                           Company, as Trustee, which was filed
                                           as Exhibit 4.1 to the Company's
                                           Registration Statement on Form S-4
                                           No. 33-82114.

                *        4.3               Indenture dated as of March 25, 1996,
                                           among the Company, the Guarantors
                                           named therein, IBJ Schroder

                                           Bank & Trust Company, as Trustee and
                                           the Purchasers named therein.

                *        10.5.3            AM Broadcast Station Construction
                                           Permit dated February 1, 1991 issued
                                           by the FCC to Spanish Broadcasting
                                           System, Inc., a New Jersey
                                           corporation ("SBS-NJ") in connection
                                           with WXLX.

                *        10.5.4            Ground Lease dated December 18, 1995
                                           between Louis Viola Company and
                                           SBS-NJ.

                *        10.5.5            Ground Lease dated December 18, 1995
                                           between Frank F. Viola and Estate of
                                           Thomas C. Viola and SBS-NJ.

                *        10.7.2            Evidence of renewal of Federal
                                           Communications Commission ("FCC")
                                           Broadcast Radio License for WCMQ-AM.

                *        10.8.2            Evidence of renewal of FCC Broadcast
                                           Radio License for WCMQ-FM.

                *        10.9.2            Evidence of renewal of FCC Broadcast
                                           Radio License for WZMQ-FM.

                *        10.12.3           Evidence of renewal of FCC Broadcast
                                           Radio License for WSKP-FM.

                *        10.29.2           Lease Option Agreement made as of
                                           October 1, 1995 between KPWR, Inc.
                                           and the Company relating to Flint
                                           Peak

                *        10.29.3           Form of Lease Agreement by and
                                           between KPWR, Inc. and the Company
                                           relating to KLAX.

                         10.32.1           Asset Purchase Agreement dated as of
                                           October 30, 1995 between SBS-NJ and
                                           Park Radio of Greater New York, Inc.
                                           ("Park Radio"). Incorporated by
                                           reference to Exhibit 10.32 of the
                                           Company's Annual Report on Form 10-K
                                           for the year ended September 24,
                                           1995.

                *        10.32.2           First Amendment dated as of March 18,
                                           1996 to the Asset Purchase Agreement
                                           dated as of October 1995, among
                                           SBS-NJ, Park Radio and SBS-GNY.

                *        10.33             Escrow Agreement dated as of October
                                           30, 1995 by and among SBS-NJ, Park
                                           Radio and Media Ventures.

                *        10.34             Time Brokerage Agreement dated as of
                                           January 20, 1995 between the SBS-GNY
                                           and Park Radio.

                *        10.35             Broadcast Station License dated June
                                           1, 1984 issued by the FCC to Capital
                                           Cities Communications, Inc. ("Capital
                                           Cities") in connection with WPAT-FM,
                                           together with FCC License Renewal
                                           authorization granted October 29,
                                           1991 to Park Radio, as assignee of
                                           Capital Cities and the assignment of
                                           the Broadcast Station License for
                                           WPAT-FM from Park Radio to SBS-GNY.

                *        10.36             Agreement of Lease dated as of March
                                           3, 1992 No. WT-1744-A-110 (1067)
                                           between The Port Authority of New
                                           Jersey and SBS-GNY, as assignee of
                                           Park Radio.

                *        10.37             Securities Purchase Agreement dated
                                           as of March 25, 1996 by and among the
                                           Company, the Guarantors named therein
                                           and each of the purchasers named
                                           therein.

                *        10.38             Warrant Agreement dated as of March
                                           25, 1996 by and among the Company and
                                           IBJ Schroder Bank and Trust Company,
                                           as Warrant Agent

                *        10.39             Common Stock Registration Rights and
                                           Stockholders Agreement dated as of
                                           March 25, 1996 among the Company,
                                           certain management stockholders and
                                           each of the purchasers named therein.

                *        10.40             Senior Secured Note and Exchangeable
                                           Preferred Stock Registration Rights
                                           Agreement dated as of March 25, 1996
                                           among the Company and each of the
                                           purchasers named therein.

                *        10.41             Pledge and Security Agreement dated
                                           as of March 25, 1996 by and among
                                           SBS-NJ, SBS-GNY and IBJ Schroder Bank
                                           & Trust Company, as agent.

*  Filed with the initial filing of this Form 8-K.

Item 8.  Change in Fiscal Year.

                Not Applicable.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation, SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation, SPANISH BROADCASTING SYSTEM OF NEW YORK, INC., SPANISH BROADCASTING SYSTEM OF FLORIDA, INC., SPANISH BROADCASTING SYSTEM NETWORK, INC., SBS PROMOTIONS, INC., ALARCON HOLDINGS, INC., SBS of GREATER NEW YORK, INC. and SPANISH BROADCASTING SYSTEM OF CALIFORNIA, INC., has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York as of the 14th day of May, 1996.


                   SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation, SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation SPANISH BROADCASTING SYSTEM OF NEW YORK, INC.
                   SPANISH BROADCASTING SYSTEM OF FLORIDA, INC.
                   SPANISH BROADCASTING SYSTEM NETWORK, INC.
                   SBS PROMOTIONS, INC.
                   ALARCON HOLDINGS, INC.
                   SBS OF GREATER NEW YORK, INC.
                   SPANISH BROADCASTING SYSTEM OF CALIFORNIA, INC.


                   By:/s/ Joseph A. Garcia
                      ---------------------------------------------
                      Joseph A. Garcia,
                      Vice President

                          INDEX TO FINANCIAL STATEMENTS

Description                                                                             Seq. Page No.
- -----------                                                                             -------------
                      PARK RADIO OF GREATER NEW YORK, INC.

(a)     Financial Statements of Business Acquired

        Independent Auditors' Report

        Balance Sheets at December 31, 1994 and 1995

        Statements of Operations and Accumulated Deficit for each of the years in the two-year period ended December 31, 1994 and the period from January 1, 1995 to May 10, 1995 and the period from May 11, 1995 to
        December 31, 1995.

        Statements of Cash Flows for each of the years in the two-year period ended December 31, 1994 and the period from January 1, 1995 to May 10,
        1995 and the period from May 11, 1995 to December 31, 1995

        Notes to Financial Statements

        Financial statement schedule for each of the years in the three-year period ended December 31, 1995

        Schedule II Valuation and qualifying accounts.

        Balance Sheets at March 31, 1995 and 1996 (unaudited)

        Condensed Statement of Operations and Accumulated Deficit for the three months ended March 31, 1995 and 1996 (unaudited)

        Condensed Statement of Cash Flows for each of the three months ended
        March 31, 1995 and 1996 (unaudited)

        Notes to Condensed Financial Information

(b)  Pro Forma Financial Information

        Pro Forma Combined Statement of Operations for the six months ended
        March 31, 1996

        Pro Forma Combined Statement of Operations for the fiscal year ended
        September 24, 1995

                      PARK RADIO OF GREATER NEW YORK, INC.
                   (a subsidiary of Park Acquisitions, Inc. -
                          assets pending sale (note 2))

                        Financial Statements and Schedule

                        December 31, 1993, 1994 and 1995

                   (With Independent Auditors' Report Thereon)

                      PARK RADIO OF GREATER NEW YORK, INC.
                   (a subsidiary of Park Acquisitions, Inc. -
                          assets pending sale (note 2))

                        Financial Statements and Schedule

                        December 31, 1993, 1994 and 1995

                   (With Independent Auditors' Report Thereon)

                              AD/SPANISHBR/35-1181

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
Park Radio of Greater New York, Inc.:

We have audited the accompanying balance sheets of Park Radio of Greater New York, Inc. (a subsidiary of Park Acquisitions, Inc. - assets pending sale (note
2)) as of December 31, 1994 and 1995, and the related statements of operations and accumulated deficit and cash flows for each of the years in the two-year period ended December 31, 1994 and for the period from January 1, 1995 to May 10, 1995 and for the period from May 11, 1995 to December 31, 1995. In connection with our audits of the financial statements, we have also audited the financial statement schedule. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in note 3 to the financial statements, the Company was acquired by Park Acquisitions, Inc. on May 11, 1995 in a transaction accounted for as a purchase. The purchase price and an allocable portion of debt have been "pushed down" to the financial statements of the Company and, as a result, the post-acquisition financial statements are not comparable to the pre-acquisition financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Park Radio of Greater New York, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1994 and for the period from January 1, 1995 to May 10, 1995 and for the period from May 11, 1995 to December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                                        /s/KPMG Peat Marwick LLP
                                                        ------------------------
                                                           KPMG Peat Marwick LLP

New York, New York
February 9, 1996, except as to note 2,
which is as of March 26, 1996

                      PARK RADIO OF GREATER NEW YORK, INC.
                   (a subsidiary of Park Acquisitions, Inc. -
                          assets pending sale (note 2))

                                 Balance Sheets

                           December 31, 1994 and 1995

                    ASSETS (notes 2 and 8)                              1994                1995
                                                                        ----                ----
                                                                                          (note 3)
Current assets:
    Cash                                                            $    326,627             174,634
    Receivables, net of allowance for doubtful
       accounts of $58,716 in 1994
       and $193,146 in 1995                                            2,106,429           1,896,355
    Other current assets                                                   2,077               2,371
                                                                    ------------        ------------
                  Total current assets                                 2,435,133           2,073,360

Intercompany receivable, net (note 7)                                       --               623,316
Property and equipment, net of accumulated
    depreciation and amortization of $5,322,447
    in 1994 and $215,975 in 1995 (note 5)                              9,020,915           7,397,769
Intangible assets, net of accumulated amortization
    of $15,610,472 in 1994 and $1,319,344 in
    1995 (note 6)                                                     19,527,060          50,468,057
Other assets                                                                 728                --
                                                                    ------------        ------------

                  Total assets                                      $ 30,983,836          60,562,502
                                                                    ============        ============

             LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
    Accounts payable                                                     227,661             249,867
    Accrued expenses                                                     427,425             115,743
    Accrued interest                                                        --             2,124,488
                                                                    ------------        ------------
                  Total current liabilities                              655,086           2,490,098

Intercompany payable, net (note 7)                                    32,140,204                --
Deferred income taxes (note 11)                                        1,543,678          13,913,170
Long-term debt (note 8)                                                     --            46,737,255

Commitments (notes 2, 8 and 10)

Stockholder's deficit:
    Common stock, $1,000 stated value; authorized,
       issued and outstanding 1,000 shares                             1,000,000           1,000,000
    Additional paid-in capital                                              --            (1,000,000)
    Accumulated deficit                                               (4,355,132)         (2,578,021)
                                                                    ------------        ------------

                  Total stockholder's deficit                         (3,355,132)         (2,578,021)
                                                                    ------------        ------------


                  Total liabilities and stockholder's deficit       $ 30,983,836          60,562,502
                                                                    ============        ============

See accompanying notes to financial statements.

                      PARK RADIO OF GREATER NEW YORK, INC.
                   (a subsidiary of Park Acquisitions, Inc. -
                          assets pending sale (note 2))

                Statements of Operations and Accumulated Deficit

           Years ended December 31, 1993 and 1994 and the period from
               January 1, 1995 to May 10, 1995 and the period from
                        May 11, 1995 to December 31, 1995

                                                                                           Period from                   Pro forma
                                                                                    1/1/95 to         5/11/95 to            1995
                                                1993               1994             5/10/95           12/31/95          (unaudited)
                                                ----               ----             -------           --------          -----------
Gross revenues                              $ 8,845,487         10,287,321          3,463,506          5,755,339          9,218,845
Less agency commissions                       1,271,522          1,402,882            417,030            731,148          1,148,178
                                            -----------        -----------        -----------        -----------        -----------

                  Net revenues                7,573,965          8,884,439          3,046,476          5,024,191          8,070,667
                                            -----------        -----------        -----------        -----------        -----------
Station operating expenses (note 10)          3,924,141          4,885,853          1,593,660          3,212,937          4,806,597
Other administrative expenses (note 7)          143,337            143,631               --              159,861            159,861
Depreciation and amortization                 2,112,291          2,122,022            794,283          1,535,319          2,424,230
                                            -----------        -----------        -----------        -----------        -----------
                                              6,179,769          7,151,506          2,387,943          4,908,117          7,390,688
                                            -----------        -----------        -----------        -----------        -----------
                  Operating income            1,394,196          1,732,933            658,533            116,074            679,979
Interest expense, net (note 7)               (3,484,882)        (3,443,950)          (328,085)        (3,838,500)        (4,907,412)
Other, net                                         --                 --             (182,062)            (2,722)          (184,784)
                                            -----------        -----------        -----------        -----------        -----------

                  Income (loss) before
                     income taxes            (2,090,686)        (1,711,017)           148,386         (3,725,148)        (4,412,217)

Income tax benefit (note 11)                    556,108            423,490             39,200          1,147,127          1,456,032
                                            -----------        -----------        -----------        -----------        -----------

                  Net income (loss)          (1,534,578)        (1,287,527)           187,586         (2,578,021)        (2,956,185)
                                                                                                                        ===========
Accumulated deficit at beginning of period   (1,533,027)        (3,067,605)        (4,355,132)              --
                                            -----------        -----------        -----------        -----------

Accumulated deficit at end of period        $(3,067,605)        (4,355,132)        (4,167,546)        (2,578,021)
                                            ===========        ===========        ===========        ===========

See accompanying notes to financial statements.

                      PARK RADIO OF GREATER NEW YORK, INC.
                   (a subsidiary of Park Acquisitions, Inc. -
                          assets pending sale (note 2))

                            Statements of Cash Flows

       Years ended December 31, 1993 and 1994 and the period from January
                   1, 1995 to May 10, 1995 and the period from
                        May 11, 1995 to December 31, 1995

                                                                                                            Period from
                                                                                                     1/1/95 to       5/11/95 to
                                                                  1993              1994             5/10/95          12/31/95
                                                               -----------       -----------       -----------       -----------
Cash flows from operating activities:
    Net income (loss)                                          $(1,534,578)       (1,287,527)          187,586        (2,578,021)
                                                               -----------       -----------       -----------       -----------
    Adjustments to reconcile net income (loss) to
       net cash provided by operating activities:
          Depreciation and amortization                          2,112,291         2,122,022           794,283         1,535,319
          Bad debt expense                                          82,613            78,940            15,025           131,405
          Deferred income taxes                                    733,801           (33,070)          (84,013)         (157,595)
          Loss on sale of property and equipment                      --                --             182,062              --
          Changes in operating assets and liabilities:
              Decrease (increase) in receivables                  (236,161)         (520,620)          324,773          (261,129)
              Decrease (increase) in other current assets            4,444               964            (5,889)            5,595
              Decrease (increase) in other assets                   (1,182)            2,407               630                98
              Increase (decrease) in accounts payable              (65,939)             (241)          (36,554)           58,760
              Increase (decrease) in accrued expenses             (145,863)          107,645          (343,564)           31,882
              Increase in accrued interest                            --                --                --           2,124,488
                                                               -----------       -----------       -----------       -----------
                   Total adjustments                             2,484,004         1,758,047           846,753         3,468,823
                                                               -----------       -----------       -----------       -----------
                   Net cash provided by operating
                     activities                                    949,426           470,520         1,034,339           890,802
                                                               -----------       -----------       -----------       -----------
Cash flows from investing activities:
    Additions to property and equipment                            (95,237)          (49,321)          (55,813)          (51,923)
                                                               -----------       -----------       -----------       -----------
Cash flows from financing activities:
    Decrease in intercompany
       receivable/payable, net                                    (791,947)         (413,671)       (1,234,758)         (734,640)
                                                               -----------       -----------       -----------       -----------

                   Net increase (decrease) in cash                  62,242             7,528          (256,232)          104,239

Cash at beginning of period                                        256,857           319,099           326,627            70,395
                                                               -----------       -----------       -----------       -----------

Cash at end of period                                          $   319,099           326,627            70,395           174,634
                                                               ===========       ===========       ===========       ===========

See accompanying notes to financial statements.

                      PARK RADIO OF GREATER NEW YORK, INC.
                   (a subsidiary of Park Acquisitions, Inc. -
                          assets pending sale (note 2))

                          Notes to Financial Statements

                        December 31, 1993, 1994 and 1995

(1)    ORGANIZATION AND NATURE OF BUSINESS

       Park Radio of Greater New York, Inc. (the "Company") was organized under the laws of the State of New Jersey on September 12, 1985. The Company is a wholly owned subsidiary of Park Broadcasting, Inc. ("PBI") which is a wholly owned subsidiary of Park Communications, Inc. ("PCI") which became a wholly owned subsidiary of Park Acquisitions, Inc. ("PAI" or the "Parent") effective May 11, 1995.

       The Company operates a FM and an AM radio station serving the New York and New Jersey metropolitan areas. The radio stations share virtually the same programming content and advertising revenue base. Management, administrative, sales and technical support are also jointly provided to the two stations.

(2)    DISPOSITION OF ASSETS

       In November 1995, the Company entered into separate agreements to sell substantially all of the Company's assets used or useful in the operation of its FM and AM radio stations, each under contract to be sold for approximately $83,500,000 and $19,500,000, respectively. In conjunction with the sale of the FM radio station, the Company entered into an interim agreement in January 1996 for the buyer to program and sell all of the advertising for the radio station and retain the revenues until the sale is consummated, for up to a twelve-month period. The transactions relating to the sale of the FM and AM radio stations were consummated on March 25, 1996 and March 26, 1996, respectively. The Company's assets were sold free and clear of their existing liens and encumbrances relating to PAI indebtedness (see note 8).

 (3)   BASIS OF PRESENTATION

       The accompanying financial statements have been prepared under the accrual basis of accounting and present the financial position, results of operations and cash flows of the two radio stations on a combined basis as of and for the periods presented. The accompanying financial statements reflect the Company's transactions with PBI, PCI and PAI and are not indicative of the Company's financial position, results of operations and cash flows as an independent entity (see note 7). The accompanying financial statements also do not reflect the financial position, results of operations and cash flows of each radio station as if each were operated independently.

                                                                     (Continued)

                      PARK RADIO OF GREATER NEW YORK, INC.
                   (a subsidiary of Park Acquisitions, Inc. -
                          assets pending sale (note 2))

                          Notes to Financial Statements

 (3), CONTINUED

       On May 11, 1995, PCI and its subsidiaries were acquired by PAI, a private investment concern, for approximately $711,427,000 in a transaction accounted for as a purchase. Such transaction was financed principally through third-party indebtedness. In connection with this transaction, PCI and its subsidiaries' assets were revalued by an independent appraiser. As a result, the carrying values of fixed and intangible assets have been adjusted to reflect their fair market values as of May 11, 1995. As a consequence of the change in ownership of PCI, under generally accepted accounting principles, the Company is deemed for financial reporting purposes to have become a new reporting entity effective with the change in ownership. The portion of the debt allocable to the Company has been "pushed down" to the financial statements of the Company, and the assets and liabilities have been adjusted to reflect their fair market values as of May 11, 1995.

       The accompanying financial statements reflect the operations of the Company prior to the acquisition on May 11, 1995. Subsequent to that date, the financial statements reflect the operations of the Company utilizing the new basis of accounting.

       The unaudited pro forma statement of operations for 1995 reflects the operations of the Company under the new basis of accounting and assumes the acquisition closed on January 1, 1995. Depreciation, amortization and interest expense reflect those costs that would be charged to operations for fixed and intangible assets and the long-term debt "push down" to the Company. The pro forma income tax benefit has been computed at an effective rate of 33%.

       The following is a summary of the adjustments made to the historical costs of the assets and liabilities of the Company as of May 10, 1995, as a result of applying "push down" acquisition accounting at that date to arrive at the new basis for the Company:

               (Unaudited)
               -----------
                                  Adjustments
                                 Debit (Credit)
                                 --------------
Intangible assets                $ 32,793,703
Intercompany payable, net          30,794,122
                                 ------------

                                   63,587,825
                                 ------------
Property and equipment, net        (1,071,924)
Deferred taxes                    (12,611,100)
Long-term debt                    (46,737,255)
Stockholders' equity               (3,167,546)
                                 ------------

                                 $(63,587,825)
                                 ============

                                                                     (Continued)

                      PARK RADIO OF GREATER NEW YORK, INC.
                   (a subsidiary of Park Acquisitions, Inc. -
                          assets pending sale (note 2))

                          Notes to Financial Statements

 (4)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (A)    REVENUE RECOGNITION

              Revenues are recognized when advertisements are aired.

       (B)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from three to 40 years through May 10, 1995 and from three to 20 years thereafter, except for leasehold improvements, which are amortized using the straight-line method over the related lease period.

       (C)    INTANGIBLE ASSETS

              Intangible assets consist of the excess of cost over the aggregate fair value of the net assets acquired, as well as the values assigned to the identifiable intangibles. Such costs are being amortized on a straight-line basis over the respective useful lives which range from six to 40 years. In evaluating the recoverability of intangible assets, management gives consideration to a number of factors, including the operating performance of its stations and dispositions of other radio properties in specific markets, among other things.

       (D)    BARTER TRANSACTIONS

              The Company records barter transactions at the fair value of goods or services received.

       (E)    INCOME TAXES

              The Company was included in the consolidated Federal income tax return of PCI in 1993 and 1994 and will be included in the consolidated Federal income tax return of PCI through May 10, 1995 and in the 1995 consolidated Federal income tax return of PAI thereafter. The Company has calculated its provision for income taxes on a separate company basis in the accompanying financial statements.

              In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 (Statement
              109), "Accounting for Income Taxes." Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion No. 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                                                     (Continued)

                      PARK RADIO OF GREATER NEW YORK, INC.
                   (a subsidiary of Park Acquisitions, Inc. -
                          assets pending sale (note 2))

                          Notes to Financial Statements

(4), CONTINUED

       (E), CONTINUED

              Effective January 1, 1993, the Company adopted Statement 109 on a prospective basis. This change did not have a material affect on the accompanying financial statements.

(5)    PROPERTY AND EQUIPMENT

       Property and equipment consist of the following at December 31, 1994 and 1995:

                                                                   1994             1995
                                                                   ----             ----
           Land                                                $ 7,000,000        5,100,000
           Building and leasehold improvements                   1,221,860          811,100
           Broadcast equipment                                   5,842,057        1,499,608
           Furniture and fixtures                                  243,771          164,320
           Vehicles                                                 35,674           38,716
                                                               -----------      -----------
                                                                14,343,362        7,613,744
           Less accumulated depreciation and amortization        5,322,447          215,975
                                                               -----------      -----------
                                                               $ 9,020,915        7,397,769
                                                               ===========      ===========


(6)    INTANGIBLE ASSETS

       Intangible assets consist of the following at December 31, 1994 and 1995:

                                                  1994             1995
                                                  ----             ----
           FCC licenses                       $16,807,000       23,158,346
           Goodwill                             1,144,300       15,495,573
           Music Format                        10,999,100             --
           Advertising base                     3,949,300             --
           Other                                2,237,832       13,133,482
                                              -----------      -----------
                                               35,137,532       51,787,401
           Less accumulated amortization       15,610,472        1,319,344
                                              -----------      -----------
                                              $19,527,060       50,468,057
                                              ===========      ===========


                                                                     (Continued)

                      PARK RADIO OF GREATER NEW YORK, INC.
                   (a subsidiary of Park Acquisitions, Inc. -
                          assets pending sale (note 2))

                          Notes to Financial Statements

(7)    RELATED PARTY TRANSACTIONS

       Substantially all of the Company's capital requirements were funded by PCI through May 10, 1995 and PAI thereafter. The Company also has transactions with PBI.

       At December 31, 1994 and 1995, intercompany amounts consist of the following:

                       1994                1995
                       ----                ----
Due from PBI       $ 48,007,235             720,886
Due to PCI          (80,147,439)            (97,570)
                   ------------             -------
                   $(32,140,204)            623,316
                   ============             =======

       Included in amounts due from PBI are allocated income tax benefits of $371,996 and $701,004 as of December 31, 1994 and 1995, respectively (see note 11). Amounts due from PBI were noninterest bearing, while amounts due to PCI bore interest at 6-7/8% per annum through May 10, 1995. Effective May 11, 1995, all intercompany balances bear interest at an average annnual interest rate of 5.6%. Interest expense charged by PCI amounted to $3,484,882, $3,443,950 and $328,085 during the years ended December 31, 1993, 1994 and the period from January 1, 1995 to May 10, 1995, respectively. Interest charged by PAI relating to long-term debt amounted to $3,847,918 during the period from May 11, 1995 to December 31, 1995.

       During the years ended December 31, 1993, 1994 and 1995, other administrative expenses allocated to the Company by PCI consist of the following:

                  1993           1994           1995
                --------       --------       --------
Audit           $  5,682          5,170          7,355
Legal             12,000         12,000         12,000
Insurance        125,655        126,461        140,506
                --------       --------       --------

                $143,337        143,631        159,861
                ========       ========       ========

       The Company made no cash payments for interest or income taxes during the years ended December 31, 1993, 1994 and 1995.

                      PARK RADIO OF GREATER NEW YORK, INC.
                   (a subsidiary of Park Acquisitions, Inc. -
                          assets pending sale (note 2))

                          Notes to Financial Statements

(8)    LONG-TERM DEBT

       In connection with the sale of PCI and its subsidiaries, including the Company, PAI entered into a loan agreement to borrow up to $593.8 million, the proceeds of which were used to finance the purchase. A portion of the loan was pushed down by PAI to PBI because PBI is jointly and severally liable under the loan agreement. Accordingly, $46,737,255 of this indebtedness has been reflected in the accompanying balance sheet of the Company as of December 31, 1995. The assets of PAI and its subsidiaries, including the Company, are pledged as collateral under this loan agreement. The loan accrues interest at 9.5% per annum plus an additional interest rate of 1%, for a total of 10.5% which is payable on October 1 and April 1. PAI and the Company are also accruing a yield maintenance premium of 3% per annum due to the lender by May 11, 1998. Principal payments are required only to the extent that PAI's cash balances, as defined in the loan agreement, exceed $8 million (declining to $6 million at October 1, 1997) at each interest payment date through October 1, 1997. The loan agreement contains covenants which, among other things, limit or restrict payment of cash dividends, additional debt, repurchase of common stock and capital expenditures, among other things.

(9)    EMPLOYEE BENEFIT PLANS

       The Company maintained a profit sharing plan covering all of its employees whereby a portion of company profits are allocated to employees based upon a percentage of each of their respective salaries. Amounts charged to expense in connection with this plan were $141,198 and $85,122 during the years ended December 31, 1993 and 1994, respectively. No amounts were charged during the year ended December 31, 1995. Employees are vested in the plan after five years of employment with the Company.

       In addition, PCI sponsors a 401(k) retirement savings plan which covers all of the Company's employees. The plan is fully funded by employees and no contributions are supplemented by the Company.

 (10)  COMMITMENTS

       The Company leases antenna space under an operating lease that expires in 1999 and office space under an operating lease that expires in 1996. At December 31, 1995, future minimum lease payments under these leases are as follows:

  Year ending December 31                           Amount
  -----------------------                           ------
        1996                                       $ 63,018
        1997                                         30,504
        1998                                         30,504
        1999                                          5,330
                                                   --------
            Total                                  $129,356
                                                   ========

       Total rent expense amounted to $152,369, $156,943 and $168,708 for 1993, 1994 and 1995, respectively.

                                                                     (Continued)

                      PARK RADIO OF GREATER NEW YORK, INC.
                   (a subsidiary of Park Acquisitions, Inc. -
                          assets pending sale (note 2))

                          Notes to Financial Statements

(10), CONTINUED

       The Company has agreements to sublease its radio signal. Such agreements provide for payments through March 3, 1999. Future income scheduled to be received under these agreements as of December 31, 1995 is as follows:

Year ending December 31         Amount
- -----------------------         ------
      1996                     $24,684
      1997                      25,672
      1998                      26,699
      1999                      20,619
                               -------
          Total                $97,674
                               =======


(11)   INCOME TAXES

       The Company's income tax benefit has been allocated pursuant to a tax-sharing agreement with the Parent. The income tax benefit, determined after consideration of non-deductible goodwill amortization, results from the utilization of losses generated by the Company, to offset taxable income of the Parent and other members of the consolidated group. There are no assurances that these tax benefits would have been realized by the Company on a stand-alone basis. The Company files separate state income tax returns. There was no state income tax expense during the years ended December 31, 1993, 1994 and 1995 due to the availability of net operating loss carryforwards.

       Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax assets and liabilities are as follows at December 31:

                                                                 1994               1995
                                                                 ----               ----
              Deferred tax asset:
                 Allowance for doubtful accounts              $    20,551             78,900
                                                              -----------        -----------
              Deferred tax liability:

                 Depreciation and amortization                 (1,564,229)       (13,992,070)
                                                              -----------        -----------

                             Net deferred tax liability       $(1,543,678)       (13,913,170)
                                                              ===========        ===========

                                                                     SCHEDULE II

                      PARK RADIO OF GREATER NEW YORK, INC.
                   (a subsidiary of Park Acquisitions, Inc. -
                          assets pending sale (note 2))

                        Valuation and Qualifying Accounts

                 Years ended December 31, 1993 and 1994 and the
           period from January 1, 1995 to May 10, 1995 and the period from May 11, 1995 to December 31, 1995

      Column A                  Column B                Column C                 Column D        Column E
      --------                  --------                --------                 --------        --------
                                                        Additions
                                                  ------------------------
                                Balance at        Charged to    Charged to                       Balance at
                                Beginning         Costs and       Other                             End
     Description                of Period         Expenses       Accounts       Deductions       of Period
     -----------                ---------         --------       --------       ----------       ---------
YEAR 1993

Allowance for Doubtful
   Accounts                      $62,450            82,613           -            59,585            85,478

YEAR 1994

Allowance for Doubtful
   Accounts                      $85,478            78,940           -           105,702            58,716

JANUARY 1, 1995 TO
    MAY 10, 1995

Allowance for Doubtful
   Accounts                      $58,716            15,025           -              --              73,741

MAY 11, 1995 TO
    DECEMBER 31, 1995

Allowance for Doubtful
   Accounts                      $73,741           131,405           -            12,000           193,146

                      PARK RADIO OF GREATER NEW YORK, INC.
                                BALANCE SHEET
                                 (UNAUDITED)

                                                                          MARCH 31, 1996
                                                                            (UNAUDITED)
                                                                          --------------
        ASSETS

CURRENT ASSETS:

CASH                                                                           $80,162
RECEIVABLES, NET OF ALLOWANCE FOR DOUBTFUL ACCOUNTS
  OF $135,982 AT MARCH 31, 1995 AND $170,857 AT MAR. 31, 1996                  213,038
OTHER CURRENT ASSETS                                                           641,871
                                                                            ----------
  TOTAL CURRENT ASSETS                                                         935,071
INTERCOMPANY RECEIVABLE                                                     56,621,684
PROPERTY AND EQUIPMENT, NET                                                      -
INTANGIBLE ASSETS, NET                                                           -
OTHER ASSETS                                                                     -
                                                                            ----------
        TOTAL ASSETS                                                        57,556,755
                                                                            ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
ACCOUNTS PAYABLE                                                               232,937
ACCRUED EXPENSES                                                                59,231
ACCRUED INTEREST                                                             3,596,711
INCOME TAXES PAYABLE                                                        27,763,332
                                                                            ----------
        TOTAL CURRENT LIABILITIES                                           31,652,211

INTERCOMPANY PAYABLE                                                             -
DEFERRED INCOME TAXES                                                            -

STOCKHOLDERS' EQUITY
  COMMON STOCK, $1,000 STATED VALUE; AUTHORIZED,
    ISSUED AND OUTSTANDING 1,000 SHARES                                      1,000,000
  ADDITIONAL PAID-IN CAPITAL                                                (1,000,000)
  RETAINED EARNINGS                                                         25,904,544
                                                                            ----------
  TOTAL STOCKHOLDERS' EQUITY                                                25,904,544
                                                                            ----------
  TOTAL LIABILITIES AND STOCKHOLDERS'EQUITY                                 57,556,755
                                                                            ==========


          SEE ACCOMPANYING NOTES TO UNAUDITED FINANCIAL STATEMENTS.

                      PARK RADIO OF GREATER NEW YORK, INC.
      STATEMENTS OF OPERATIONS AND (ACCUMULATED DEFICIT) RETAINED EARNINGS
                                  (UNAUDITED)

                                             THREE MONTHS ENDED
                                       MARCH 31, 1995  MARCH 31, 1996
                                       --------------  --------------
GROSS REVENUES                            2,082,324        1,392,445
  LESS AGENCY COMMISSIONS                   275,231            1,770
                                         ----------      -----------
    NET REVENUES                          1,807,093        1,390,675
                                         ----------      -----------

STATION OPERATING AND
  ADMINISTRATIVE EXPENSES                   903,129          850,459

DEPRECIATION AND AMORTIZATION               716,079          377,977
                                         ----------      -----------
                                          1,619,208        1,228,436
                                         ----------      -----------

    OPERATING INCOME                        187,885          162,239

INTEREST EXPENSE, NET                       328,083        1,472,223
GAIN ON SALE OF RADIO PROPERTIES                --       (44,118,000)
  OTHER, NET                                     27          475,289
                                         ----------      -----------

INCOME (LOSS) BEFORE INCOME TAXES          (140,225)      42,332,727
INCOME (TAXES) BENEFIT                       (9,810)      13,850,162
                                         ----------      -----------

NET INCOME (LOSS)                          (130,415)      28,482,565

ACCUMULATED DEFICIT AT BEGINNING
  OF PERIOD                              (4,355,132)      (2,578,021)
                                         ----------      -----------
RETAINED EARNINGS (ACCUMULATED DEFICIT
AT END OF PERIOD)                        (4,485,547)      25,904,544
                                         ==========      ===========


          SEE ACCOMPANYING NOTES TO UNAUDITED FINANCIAL STATEMENTS.

                      PARK RADIO OF GREATER NEW YORK, INC.
                            STATEMENTS OF CASH FLOWS
              THREE MONTHS ENDED MARCH 31, 1995 AND MARCH 31, 1996
                                  (UNAUDITED)


                                                                              1995              1996
                                                                           ----------        ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  NET INCOME (LOSS)                                                         (130,415)        28,482,565
                                                                           ---------       ------------
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
  NET CASH PROVIDED BY OPERATING ACTIVITIES:
  DEPRECIATION AND AMORTIZATIO                                               716,079            377,977
  CHANGE N PROVISION FOR LOSSES ON RECEIVABLES                                77,266            (22,289)
  DEFERRED INCOME TAXES                                                      243,021        (13,913,170)
  GAIN ON SALE OF RADIO PROPERTIES                                              --          (44,118,000)
  CHANGES IN OPERATING ASSETS AND LIABILITIES:
    DECREASE IN RECEIVABLES                                                  304,275          1,705,606
    INCREASE IN OTHER CURRENT ASSETS                                        (304,609)          (639,500)
    DECREASE IN OTHER ASSETS                                                     438               --
    DECREASE IN ACCOUNTS PAYABLE                                            (104,597)           (16,930)
    DECREASE IN ACCRUED EXPENSES                                             (88,830)           (56,512)
    INCREASE IN ACCRUED INTEREST                                                --            1,472,223
    INCREASE IN INCOME TAXES PAYABLE                                            --           27,763,332
                                                                           ---------       ------------
                                                     TOTAL ADJUSTMENTS       843,043        (27,447,263)
                                                                           ---------       ------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                                712,628          1,035,302
                                                                           ---------       ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  PROCEEDS FROM SALE OF RADIO PROPERTIES                                                    101,605,849
  CHANGES TO PROPERTY AND EQUIPMENT                                          (19,885)              --
                                                                           ---------       ------------
    NET CASH USED IN INVESTING ACTIVITIES                                    (19,885)       101,605,849
                                                                           ---------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:

DECREASE IN INTERCOMPANY RECEIVABLE, NET                                    (772,452)       (55,998,368)
REPAYMENT OF LONG-TERM DEBT                                                     --          (46,737,255)
                                                                           ---------       ------------
    NET (CASH USED IN) PROVIDED BY INVESTING ACTIVITIES                     (772,452)      (102,735,623)
                                                                           ---------       ------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                    (79,709)           (94,472)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                             326,627            174,634
                                                                           ---------       ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                  $246,918            $80,162
                                                                           =========       ============



          SEE ACCOMPANYING NOTES TO UNAUDITED FINANCIAL STATEMENTS.

                      PARK RADIO OF GREATER NEW YORK, INC.
                        NOTES TO FINANCIAL STATEMENTS
                           March 31, 1995 and 1996
                                 (Unaudited)

(1) BASIS OF PRESENTATION

The accompanying financial statements have been prepared under the accrual basis of accounting and present the financial position, results of operations and cash flows of Park Radio of Greater New York, Inc. for the periods presented. The accompanying financial statements reflect the Company's transactions with Park Broadcasting, Inc., Park Communications, Inc. and Park Acquisitions, Inc. and are not indicative of the Company's financial position, results of operations and cash flows as an independent entity. The accompanying financial statements also do not reflect the financial position, results of operations and cash flows of each of the Company's radio stationsas if each were operated independently. These financial statements should be read in conjunction with the financial statements of the Company as of and for the year ended December, 31, 1995.

(2) RELATED PARTY TRANSACTIONS

Substantially all of the Company's capital requirements have been funded by Park Communications, Inc. The Company also has transactions with Park Broadcasting. Inc.

(3) DISPOSITION OF ASSETS

In November, 1995, the Company entered into separate agreements to sell substantially all of the Company's assets used or useful in the operation of its FM and AM radio stations. The transactions relating to the sale of the FM and AM radio stations were consummated on March 25, 1996 and March 26, 1996 respectively.

Aggregate proceeds from the sale were approximately $103 million, some of which was used to repay its long-term debt of $46.7 million. The gain on this sale, net of taxes, was $29.9 million.

Pro Forma Financial Information

The unaudited pro forma combined statement of operations data for the six months ended March 31, 1996 is presented as if, at the beginning of the period, the Company had completed the WPAT-FM acquisition and the net proceeds from the Acquisition Financing together with $13.5 million of cash on hand and $3 million deposit held in escrow were used to finance the acquisition of WPAT-FM.

The unaudited pro forma combined statement of operations data for the fiscal year ended September 24, 1995 is presented as if, at the beginning of the period, the Company had completed the WPAT-FM acquisition and the net proceeds from the Acquisition Financing together with $16.5 million of cash on hand were used to finance the acquisition of WPAT-FM.

In the opinion of management, all adjustments necessary to present fairly this pro forma information have been made.

The pro forma combined financial statements should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto as of and for the fiscal year ended September 24, 1995, included in the Company's 1995 Form 10K, the Company's Condensed Consolidated Financial Statements and the Notes thereto as of and for the three and six months ended March 31, 1996, included in the Company's March 1996 Form 10Q and the Financial Statements and the Notes thereto of Park Radio of Greater New York, Inc., for the years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1996, included elsewhere in this filing. The pro-forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.

               SPANISH BROADCASTING SYSTEM, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FISCAL YEAR ENDED SEPTEMBER 24, 1995

                                 (IN THOUSANDS)

                                  (UNAUDITED)

                                                Historical
                                                Reported by        Pro Forma
                                                Park Radio      Adjustments for
                                 Company       of Greater New   the Acquisition      Pro Forma
                                Historical      York, Inc.(1)      of WPAT-FM        Combined
                                ----------     --------------   ---------------      ---------
Gross broadcasting revenues       54,152            9,486                (510)(2)      63,128

Less agency commissions           (6,828)          (1,230)                             (8,058)
                                  ------          -------             -------          ------
  Net revenues                    47,324            8,256                (510)         55,070

Station operating expenses        22,998            4,824                              27,822

Depreciation and amortization      3,389            2,710                (567)(3)       5,532

Corporate expenses                 4,281               76                 (76)(2)       4,281
                                  ------          -------             -------          ------
  Operating income                16,656              646                 133          17,435

Interest expense                 (13,701)          (1,158)             (4,666)(2)(4)  (19,525)

Interest income                      827                                 (709)(5)         118

Other, net                          (381)            (183)                183 (2)        (381)

Income tax (expense) benefit      (1,411)             278                (278)(2)      (1,411)
                                  ------          -------             -------          ------
Net income (loss)                  1,990             (417)             (5,337)         (3,764)
                                  ======          =======             =======          ======

- ----------------

(1) To reflect the historical results for the acquisition of WPAT-FM for the twelve month period October 1, 1994 through September 30, 1995 based upon unaudited financial statements. The fiscal year end for WPAT-FM is December 31 under the ownership of Park Radio of Greater New York, Inc. (a subsidiary of Park Acquisitions, Inc. and formerly of Park Communications, Inc.). To conform with the Company's fiscal year end, such financial information has been recast by combining the fourth quarter of fiscal 1994 with the first three quarters of fiscal 1995.

(2) Assumes certain revenues would not have been earned nor certain costs incurred by the Company during this period. Such items consist primarily of (i) the exclusion of revenue derived solely from WPAT-AM programming which is not being acquired by the Company, (ii) the elimination of corporate, interest and certain other expenses that would not have been incurred by the Company and (iii) to eliminate the benefit for income taxes that would not have been recognized by the Company.

(3) To reflect pro forma depreciation and amortization expense based upon the preliminary allocation of the purchase price of WPAT-FM based on the following: Franchise Costs and Other Intangible assets of approximately $84.6 million plus estimated transaction costs of $1.1 million over a period of 40 years. The depreciation and amortization expense may change upon final appraisal of the fair values of the net assets acquired.

(4) To reflect additional interest expense on the Acquisition Financing, at an assumed interest rate of 15.934%, plus amortization of transaction costs of approximately $3.3 million to finance a portion of the acquisition of WPAT-FM.

(5) To eliminate interest income on approximately $16.5 million cash on hand used to finance the acquisition of WPAT-FM based upon the average interest rate of 4.3% earned by the Company during fiscal 1995.

               SPANISH BROADCASTING SYSTEM, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                        SIX MONTHS ENDED MARCH 31, 1996

                                 (IN THOUSANDS)

                                  (UNAUDITED)

                                                Historical
                                                Reported by        Pro Forma
                                                Park Radio      Adjustments for
                                 Company       of Greater New   the Acquisition      Pro Forma
                                Historical      York, Inc.(1)      of WPAT-FM        Combined
                                ----------     --------------   ---------------      ---------
Gross broadcasting revenues       24,170            4,315              (1,421)(2)      27,064

Less agency commissions            2,932              316                               3,248
                                  ------          -------             -------          ------
  Net revenues                    21,238            3,999              (1,421)         23,816

Station operating expenses        13,417            2,635                              16,052

Depreciation and amortization      1,637              530                 361 (3)       2,528

Corporate expenses                 1,936              114                (114)(2)       1,936
                                  ------          -------             -------          ------
  Operating income                 4,248              720              (1,668)          3,300

Interest expense                  (6,955)          (5,320)              2,530 (2)(4)   (9,745)

Interest income                      306                9                  (9)(2)

                                                                         (306)(5)

Other, net                          (911)          43,641             (43,641)(2)        (911)

Income tax (expense) benefit       1,325          (12,704)             12,704 (2)       1,325
                                  ------          -------             -------          ------
Net income (loss)                 (1,987)          26,346             (30,390)         (6,031)
                                  ======          =======             =======          ======

- ----------------
(1) To reflect the historical results of WPAT-FM for the six month period from October 1, 1995 through March 31, 1996 based upon unaudited financial statements. The fiscal year end for WPAT-FM was December 31 under the ownership of Park Radio of Greater New York, Inc. (a subsidiary of Park Acquisitions, Inc.).

(2) Assumes certain revenues would not have been earned nor certain costs incurred by the Company during this period. Such items consist primarily of (i) the exclusion of revenue derived solely from WPAT-AM programming which was not acquired by the Company, (ii) the elimination of corporate, interest and certain other expenses that would not have been incurred by the Company, and (iii) the elimination of income tax expense that would not have been incurred by the Company.

(3) To reflect pro forma depreciation and amortization expense based upon the preliminary allocation of the purchase price of WPAT-FM based on the following: Franchise Costs and Other Intangible assets of approximately $84.6 million plus estimated transaction costs of $1.1 million over a period of 40 years. The depreciation and amortization expense may change upon final appraisal of the fair values of the net assets acquired.

(4) To reflect additional interest expense on the Acquisition Financing, at an assumed interest rate of 15.934%, plus amortization of transaction costs of approximately $3.3 million to finance a portion of the acquisition of WPAT-FM.

(5) To eliminate interest income on approximately $13.5 million of cash on hand and $3 million of deposit held in escrow used to finance the acquisition of WPAT-FM based upon the average interest rate of 3.9% earned by the Company during the six months ended March 31, 1996.